                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statement on Form S-3 of our report dated January 26, 1996 on the financial statements included in the annual report of Magainin Pharmaceuticals Inc. as at and for the year ended December 31, 1995. We also consent to the reference to our firm under the caption "Experts" in the Prospectus.


Richard A. Eisner & Company, LLP

New York, New York
August 7, 1996